UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 29, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

        On December 29, 2005, an indirect subsidiary of Pennsylvania Real Estate Investment Trust (the “Company,” which term, as appropriate, includes its subsidiaries) entered into a Purchase and Sale Agreement (the “Agreement”) with Woodland Shopping Center Limited Partnership to purchase Woodland Mall in Grand Rapids, Michigan for approximately $177.4 million. A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein. The Company also completed this acquisition on December 29, 2005.

        Woodland Mall is an approximately 1.1 million square foot regional mall and is anchored by Sears, JCPenney and Marshall Field’s. Each of the anchors owns its land and building. The mall has a 14-screen Cinemark movie theater that opened in November 2005 and an adjacent restaurant plaza with one restaurant open and two more restaurants expected to open in early 2006. The mall currently has more than 100 in-line tenants, including Ann Taylor, Apple, Banana Republic, Brookstone, Charlotte Russe, Chico’s, Coldwater Creek, Eddie Bauer, JCrew, Fossil, New York & Co., Starbucks and Williams-Sonoma. The occupancy for the 394,000 square feet of in-line mall space was reported to be approximately 89.4% as of December 31, 2005, and the mall’s sales per square foot were reported to be approximately $374 for the twelve months ended October 31, 2005.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

        On December 29, 2005, in order to partially finance the acquisition of Woodland Mall, the Company borrowed an additional $80.5 million under its $500 million unsecured revolving Credit Facility (the “Credit Facility”). After the borrowing on December 29, 2005, there was a total of $342.5 million outstanding under the Credit Facility, with interest rates on amounts outstanding ranging from 5.41% to 5.44% per annum, subject to adjustment as provided under the terms of the Credit Facility. Under the Credit Facility, the Company must repay the entire principal amount outstanding at the end of the term, which is November 20, 2007. The Company has an option to extend the term for an additional 14 months, to January 20, 2009, provided that there is no event of default at the time the extension becomes effective.

        The Credit Facility agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2003. An amendment to the Credit Facility was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2005.

        In addition, on December 29, 2005, in order to finance the acquisition of Woodland Mall, the Company issued a 90-day $85.4 million promissory note to the seller which bears interest at a rate of 7.0% per annum and which is secured by an approximately $86.9 million letter of credit issued by Wells Fargo Bank, and a 90-day $9.0 million promissory note to the seller which bears interest at a rate of 5.4% per annum and which is secured by an approximately $9.1 million letter of credit issued by Wells Fargo Bank. The Company expects to obtain long term financing on the property before the maturity of the notes to the seller.

        This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, there can be no assurance that the Company will be able to arrange long term financing on favorable terms to replace the notes to the seller. The Company does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents the Company has filed with the Securities and Exchange Commission and, in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

10.1      Purchase and Sale Agreement by and between Woodland Shopping Center Limited Partnership and PR Woodland Limited Partnership dated December 29, 2005.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: January 5, 2006	By:	/s/ Jonathan B. Weller___________
Jonathan B. Weller
Vice Chairman

EXHIBIT INDEX

10.1      Purchase and Sale Agreement by and between Woodland Shopping Center Limited Partnership and PR Woodland Limited Partnership dated December 29, 2005.